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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): JUNE 8, 1998

                                  SERVICO, INC.

               1601 Belvedere Road, West Palm Beach, Florida 33406

                                 (561) 689-9970

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
Incorporated under the laws of the        Commission File Number              I.R.S. Employer Identification Number

    STATE OF FLORIDA                            1-11342                                   65-0350241

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ITEM 5. OTHER EVENTS.

         On June 8, Servico, Inc., issued a press release that it intends, subject to market and other conditions, to raise up to approximately $175 million (excluding the proceeds of an over-allotment option, if any) through a private offering of convertible preferred trust securities to qualified institutional buyers. Servico, Inc., intends to use the net proceeds of the offering to repay outstanding indebtedness. A copy of the press release is attached as exhibit 99.1.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

    99.1 Press release dated June 8, 1998.


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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          SERVICO, INC.




                                          By: /s/ Warren M. Knight
                                              -------------------------------
                                              Warren M. Knight
                                              Vice President-Finance
                                               and Chief Financial Officer


Date: June 9, 1998


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